EXHIBIT 99.1



                                 Biofield Corp.

                         1025 Nine North Drive, Suite K
                          Alpharetta, Georgia USA 30004

                                Tel: 770-740-8180
                                Fax: 770-740-9366




                             CERTICATION PURSUANT TO
                 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Biofield Corp. (the "Company") on Form 10-QSB for the period ending June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, David M. Long, Jr., M.D., Ph.D., President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C.ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

     1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




/s/ DAVID M. LONG, JR.
-------------------------------------
David M. Long, Jr., M.D., Ph.D.
President and Chief Executive Officer


                                       19